                                                                    EXHIBIT 11.0


                                  ANALOGY, INC.
                    COMPUTATION OF PER SHARE (LOSS) EARNINGS
                      (In thousands, except per share data)


                                                  THREE MONTHS ENDED             SIX MONTHS ENDED
                                                     SEPTEMBER 30,                 SEPTEMBER 30,
                                               -----------------------       -----------------------
                                                   1996           1995           1996           1995
                                               --------       --------       --------       --------
Net (loss) income                              $   (932)      $    232       $ (1,641)      $    451
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------

Net (loss) income per share (1)                $  (0.11)      $   0.03       $  (0.20)      $   0.07
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------


Weighted average shares outstanding:

Common stock                                      8,356          4,541          8,334          4,511

Dilutive common stock options and
warrants, using the treasury stock
method                                               --          2,380             --          2,368
                                               --------       --------       --------       --------

Shares used in per share calculations             8,356          6,921          8,334          6,879
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------



(1) Fully diluted earnings per share is not disclosed on the consolidated statements of operations as it is not more than three percent different from primary earnings per share.